EZPZ ETP POST

Audience: U.S. Public

Platforms: LinkedIn, FTI_US (X), Hearsay

Social Media Caption:

Franklin Templeton is excited to launch EZPZ, our latest exchange-traded product (ETP) that provides exposure to bitcoin and ether without the hassle of buying them directly. This innovative offering plans to add new digital assets as they become eligible for inclusion in the Underlying Index, pending necessary regulatory approvals. To learn more visit https://s.frk.com/41k6yj5

#EZPZ #Bitcoin #Ether #DigitalAssets

Screenshot of Posts:

LinkedIn


Franklin Templeton
Franklin Templeton is excited to launch EZPZ, our latest exchange-traded product (ETP) that provides exposure to bitcoin and ether without the hassle of buying them directly.
#EZPZ #Bitcoin #Ether #DigitalAssets
Bitcoin or Ether?

FTI_US (X)


Post
Franklin Templeton
@FTI_US
Franklin Templeton is excited to launch EZPZ, our latest exchange-traded product (ETP) that provides exposure to bitcoin and ether without the hassle of buying them directly.
This innovative offering plans to add new digital assets as they become eligible for inclusion in the Underlying Index, pending necessary regulatory approvals. To learn more visit s.frk.com/41k6yj5
#EZPZ #Bitcoin #Ether #DigitalAssets
9:00 AM · Feb 20, 2025 · 2,456 Views
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Hearsay Library


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Bitcoin or Ether?
ezpz.pdf
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Franklin Templeton is excited to launch EZPZ, our latest exchange-traded product (ETP) that ...
CREATED BY: MAGDALENA PODOLEJ
Published 4 times
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Released 1 day ago
Expiry Apr 20, 2025, 4:00 AM